                                                                     EXHIBIT 1.1

                               PURCHASE AGREEMENT



                                     between



                              SOLECTRON CORPORATION



                                       and



                               MERRILL LYNCH & CO.





                                   May 2, 2000

                                TABLE OF CONTENTS


SECTION 1.     Representations and Warranties....................................................3

        (a)    Representations and Warranties by the Company.....................................3

               (1)  Compliance with Registration Requirements....................................3
               (2)  Incorporated Documents.......................................................4
               (3)  Independent Accountants......................................................4
               (4)  Financial Statements.........................................................4
               (5)  No Material Adverse Change in Business.......................................4
               (6)  Good Standing of the Company.................................................4
               (7)  Good Standing of Subsidiaries................................................5
               (8)  Capitalization...............................................................5
               (9)  Authorization of this Underwriting Agreement.................................5
               (10) Authorization of the Securities..............................................5
               (11) Description of the Securities and the Indenture..............................6
               (12) Authorization and Description of Common Stock................................6
               (13) Authorization of the Indenture...............................................6
               (14) Absence of Defaults and Conflicts............................................6
               (15) Absence of Labor Dispute.....................................................7
               (16) Absence of Proceedings.......................................................7
               (17) Accuracy of Exhibits.........................................................7
               (18) Absence of Further Requirements..............................................7
               (19) Possession of Intellectual Property..........................................8
               (20) Possession of Licenses and Permits...........................................8
               (21) Title to Property............................................................8
               (22) Investment Company Act.......................................................8
               (23) Environmental Laws...........................................................9
               (24) Florida Laws.................................................................9

        (b)    Officers' Certificates............................................................9

SECTION 2.     Sale and Delivery to Underwriters; Closing........................................9

        (a)    Initial Securities................................................................9

        (b)    Option Securities.................................................................9

        (c)    Payment..........................................................................10

        (d)    Denominations; Registration......................................................10

SECTION 3.     Covenants of the Company.........................................................10

        (a)    Compliance with Securities Regulations and Commission Requests...................10

        (b)    Filing of Amendments.............................................................11

        (c)    Delivery of Registration Statements..............................................11

        (d)    Delivery of Prospectuses.........................................................11

        (e)    Continued Compliance with Securities Laws........................................11

        (f)    Blue Sky Qualifications..........................................................12

        (g)    Earnings Statement...............................................................12

        (h)    Reservation of Securities........................................................12

        (i)    Use of Proceeds..................................................................12

        (j)    Restriction on Sale of Common Stock..............................................12

        (k)    Reporting Requirements...........................................................13

SECTION 4.     Payment of Expenses..............................................................13

        (a)    Expenses.........................................................................13

        (b)    Termination of Agreement.........................................................13

SECTION 5.     Conditions of Underwriter's Obligations..........................................14

        (a)    Effectiveness of Registration Statement..........................................14

        (b)    Opinion of Counsel for Company...................................................14

        (c)    Opinion of Counsel for Underwriters..............................................14

        (d)    Officers' Certificate............................................................14

        (e)    Accountant's Comfort Letter......................................................15

        (f)    Bring-down Comfort Letter........................................................15

        (g)    Ratings..........................................................................15

        (h)    Lock-up Agreements...............................................................15

        (i)    No Objection.....................................................................15

        (j)    Over-Allotment Option............................................................15

        (k)    Amendment of Agreements..........................................................16

        (l)    Listing Application..............................................................16

        (m)    Additional Documents.............................................................16

        (n)    Termination of Agreement.........................................................16

SECTION 6.     Indemnification..................................................................17

        (a)    Indemnification of Underwriter...................................................17

        (b)    Indemnification of Company, Directors and Officers...............................18

        (c)    Actions against Parties; Notification............................................18

        (d)    Settlement without Consent if Failure to Reimburse...............................19

SECTION 7.     Contribution.....................................................................19

SECTION 8.     Representations, Warranties and Agreements to Survive Delivery...................20

SECTION 9.     Termination......................................................................20

        (a)    Termination of Agreement.........................................................20

        (b)    Liabilities......................................................................20

SECTION 10.    Notices..........................................................................21

SECTION 11.    Parties..........................................................................21

SECTION 12.    Governing Law and Time...........................................................21

SECTION 13.    Effect of Headings...............................................................21

                              SOLECTRON CORPORATION

                            (a Delaware corporation)

                                 $3,500,000,000

         Liquid Yield Option (TM) Notes due 2020 (Zero Coupon - Senior)

                               PURCHASE AGREEMENT



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

        Solectron Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), with respect to the issue and sale by the Company and the purchase by the Underwriter, of $3,500,000,000 aggregate principal amount of the Company's Liquid Yield Option (TM) Notes due 2020 (Zero Coupon - Senior) (the "LYONs"), and with respect to the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of an additional $525,000,000 principal amount of LYONs to cover over-allotments, if any. The aforesaid $3,500,000,000 principal amount of LYONs (the "Initial Securities") to be purchased by the Underwriter and all or any part of the $525,000,000 principal amount of LYONs subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities". The Securities are to be issued pursuant to a senior indenture (the "Senior Indenture") between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), as to be supplemented by a supplemental indenture to be executed at the Closing Time (as defined below) between the Company and the Trustee (the "Supplemental Indenture", and the Senior Indenture, as supplemented by the Supplemental Indenture, the "Indenture").

        The Securities are convertible at any time on or prior to maturity, unless previously redeemed or otherwise purchased, into shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") in accordance with the terms of the Securities and the Indenture, at the initial conversion rate of 12.3309 shares per LYON.

        The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-34494) and pre-effective amendment no. 1 thereto, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Such registration statement has been declared effective by the Commission and the Indenture is duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and/or paragraph (b) of Rule 424 ("Rule 424 (b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriter for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated April 14, 2000 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary Prospectus, as the case may be.

SECTION 1. REPRESENTATIONS AND WARRANTIES

        (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter, as of the date thereof, as of the Closing Time and as of the Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:

            (1) Compliance with Registration Requirements.The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act.

            At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at the Date of Delivery, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus.

            Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (2) Incorporated Documents The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at the Date of Delivery did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (3) Independent Accountants. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (4) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except to the extent that the interim audited financial statements are subject to normal year-end adjustments, lack of footnotes and other presentation items. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

            (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (b) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (c) except for dividends on the Company's preferred stock that may be outstanding from time to time, in amounts per share that are consistent with the applicable charter document or supplement thereto, respectively, no dividend or distribution of any kind has been declared, paid or made by the Company on any class of its capital stock.

            (6) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

            (7) Good Standing of Subsidiaries. Each Subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. The Company does not have any "significant subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) other than Solectron Texas, Inc., Solectron California Corporation and SMART Modular Technologies, Inc. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company (except for directors qualifying shares), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such subsidiary.

            (8) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under the "Capitalization" section of the Prospectus section (except for subsequent issuances thereof pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

            (9) Authorization of this Underwriting Agreement This Agreement has been duly authorized, executed and delivered by the Company.

            (10) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

            (11) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

            (12) Authorization and Description of Common Stock. The Common Stock conforms to all statements relating thereto contained or incorporated by reference in the Prospectus and such description conforms to the rights set forth in the instruments defining the same. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

            (13) Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (14) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, and the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds" as well as the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments except for such conflicts, defaults or breaches that would not result in a Material Adverse Effect, or violate any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations except where such violation would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

            (15) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

            (16) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Prospectus, this Agreement or the Indenture, or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (17) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

            (18) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, this Agreement, or the Indenture, except such as have been already made, obtained or rendered, as applicable.

            (19) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and, other than as described in the Prospectus, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (20) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (21) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (a) as otherwise stated in the Registration Statement and the Prospectus or (b) for any of the foregoing, which, either singly or in the aggregate, would not result in a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease, except for any such claim, which, either singly or in the aggregate, would not result in a Material Adverse Effect.

            (22) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

            (23) Environmental Laws. Except as otherwise stated in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (a) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (b) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (c) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (d) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (24) Florida Laws. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

        (b) Officers' Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered the Underwriter or to counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING

        (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the price set forth in Schedule A, $3,500,000,000 in the aggregate principal amount of Initial Securities.

        (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional $525,000,000 principal amount of Securities at the same price per share set forth in Schedule A for the Initial Securities, plus accreted interest, if any, from the Closing Date to the date of Delivery (as defined below). The option hereby granted will expire thirty (30) days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Underwriter and the Company. If the option is exercised as to all or any portion of the Option Securities, the Underwriter will purchase that number of Option Securities.

        (c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 10:00 a.m. (California time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that the Underwriter has exercised its option to purchase any or all of the Option Securities, payment of the purchase price for, and delivery of such Option Securities, shall be made at the above-mentioned offices of Wilson Sonsini Goodrich & Rosati, or at such other place as shall be agreed upon by Merrill Lynch and the Company, on the relevant Date of Delivery as specified in the notice from Merrill Lynch to the Company.

            Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Merrill Lynch for the account of the Underwriter of the Securities to be purchased by it.

        (d) Denominations; Registration. The certificates for the Securities, shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Underwritten Securities will be made available for examination and packaging by Merrill Lynch in the City of New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. COVENANTS OF THE COMPANY

        The Company covenants with the Underwriter, as follows:

        (a) Compliance with Securities Regulations and Commission Request. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, as applicable, and will notify the Underwriter immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Filing of Amendments. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act effect or relating to the Securities, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

        (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, one signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to the Underwriter will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d) Delivery of Prospectuses. The Company will deliver to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter, without charge, such number of copies of such amendment or supplement as the Underwriter may reasonably request.

        (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities and the shares of Common Stock issuable upon conversion of Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities or the shares of Common Stock issuable upon conversion of Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

        (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

        (h) Reservation of Securities. The Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue the shares of Common Stock issuable upon conversion of Securities.

        (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

        (j) Restriction on Sale of Common Stock During a period of 90 days from the Closing Time, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder and the Company's LYONs due 2019, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus,
(D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan and (E) any shares of Common Stock issued pursuant to any acquisition consummated pursuant to an agreement executed by the Company prior to the Closing Time.

        (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4. PAYMENT OF EXPENSES

        (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement, the Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities or the issuance or delivery of the Common Stock issuable upon conversion thereof, (iii) the preparation, issuance and delivery of the Securities and the issuance or delivery of the Common Stock issuable upon conversion thereof, any certificates for the Securities or such Common Stock issuable upon conversion thereof, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its counsel, (v) the qualification of the Securities and Common Stock issuable upon conversion thereof under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities,
(viii) the fees and expenses incurred with respect to the listing of the Common Stock issuable upon conversion of the Securities, and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities.

        (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(b)(i) hereof, the Company shall reimburse the Underwriter for all of its accountable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS

        The obligations of the Underwriter to purchase and pay for the Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing information relating to the description of the Securities and the Common Stock, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (b)(2), (b)(3), (b)(4) or (b)(5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule
430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

        (b) Opinion of Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter shall reasonably request.

        (c) Opinion of Counsel for Underwriters. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Latham & Watkins, counsel for the Underwriter. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

        (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission.

        (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (f) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to
Section 5(e), except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

        (g) Ratings. At Closing Time, the Securities shall be rated at least Baa3 by Moody's Investor's Service Inc. and BBB by Standard & Poor's and the Company shall have delivered to the Underwriter a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriter, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other debt securities.

        (h) Lock-up Agreements. On the date hereof, the Underwriter shall have received a lock-up agreement substantially in the form attached hereto as Exhibit A signed by the persons listed on Schedule B hereto.

        (i) No Objection. If the Registration Statement or an offering of the Securities is required to be filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (j) Over-Allotment Option. In the event that the Underwriter exercises its option to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of the Date of Delivery, and, at the relevant Date of Delivery, the Underwriter shall have received:

            (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

            (2) The favorable opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b) hereof.

            (3) The favorable opinion of Latham & Watkins, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

            (4) A letter from KPMG LLP, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

            (5) Since the time of execution of this Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other securities.

        (k) Amendment of Agreements. Prior to Closing Time, each of the agreements listed on Schedule C shall have been amended to permit the offering of the Securities without resulting in a default thereunder and at Closing Time shall be in form and substance satisfactory to the Underwriter and counsel for the Underwriter.

        (l) Listing Application. Prior to Closing Time, the Company shall have filed an application with the New York Stock Exchange to list the Securities thereon.

        (m) Additional Documents. At Closing Time and at the Date of Delivery, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

        (n) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, with respect to the Underwriter's exercise of any over-allotment option for the purchase of Option Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriter to purchase the Option Securities on such Date of Delivery) may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. INDEMNIFICATION

        (a) Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

            (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities which are the subject thereof, if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus.

        (b) Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. CONTRIBUTION

        If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Securities as set forth on such cover.

        The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY

        All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities.

SECTION 9. TERMINATION

        (a) Termination of Agreement. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, or (ii) there has occurred any material adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities.

        (b) Liabilities. If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. NOTICES

        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Merrill Lynch at 10900 Wilshire Boulevard, Suite 900, Los Angeles, California 90024, Attn: Harold McMahon; and notices to the Company shall be directed to it at 777 Gibraltar Drive, Milpitas, California 95035, Attn: Susan Wang, Senior Vice President and Chief Financial Officer.

SECTION 11. PARTIES

        This Agreement shall inure to the benefit of and be binding upon the Company and Underwriter and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 12. GOVERNING LAW AND TIME

        THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 13. EFFECT OF HEADINGS

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                            [Signature Page Follows]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms and as of the date first set forth above.


                                        Very truly yours,

                                        SOLECTRON CORPORATION

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

CONFIRMED AND ACCEPTED,

MERRILL LYNCH, PIERCE, FENNER
     & SMITH INCORPORATED



By:_____________________________________
Name:___________________________________
Title:__________________________________

                                    EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

        Re:    Proposed Public Offering by Solectron Corporation

Dear Sirs:

        The undersigned, a stockholder and an officer of Solectron Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of $3,500,000,000 aggregate principal amount of the Company's Liquid Yield Option (TM) Notes due 2020 (Zero Coupon - Senior) (the "Securities"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Merrill Lynch that, during a period of 45 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933 as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                   Very truly yours,


                                   Signature:___________________________________

                                   Print Name:__________________________________

                                    EXHIBIT B

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


        (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

        (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated by, the Purchase Agreement.

        (iii) The Company is in good standing as a foreign corporation duly qualified to transact business in California and Georgia.

        (iv) The Company has the authorized capitalization as set forth in the Prospectus under the caption "Capitalization."

        (v) Each of Solectron Texas, Inc., Solectron California Corporation and SMART Modular Technologies, Inc. ("U.S. Significant Subsidiaries") is duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is in good standing as a foreign corporation duly qualified to transact business in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each U.S. Significant Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to our knowledge, is owned by the Company, directly or through subsidiaries, free of any adverse claim. None of the outstanding shares of capital stock of any U.S. Significant Subsidiary was issued in violation of any statutory preemptive or similar rights of any security holder of such U.S. Significant Subsidiary under such corporation's charter, by-law or any Reviewed Agreement.

        (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

        (vii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial information derived from accounting records, included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of Commission thereunder.

        (viii) To our knowledge, except as disclosed in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the assets, properties or operations of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body which such counsel believes will have a Material Adverse Effect or materially or adversely affect the Company's ability to consummate transactions contemplated by the Purchase Agreement or the performance by the Company of its obligations thereunder.

        (ix) The information in the Prospectus under the captions "Description of LYONS", "Description of Capital Stock" and in the Registration Statement under Item 15, insofar as it purports to summarize the documents or laws referred to therein, fairly summarize in all material respects the matter referred to therein.

        (x) We confirm our opinion as set forth in the fifth full paragraph under the caption "Federal Income Tax Considerations" in the Prospectus. The information in the Prospectus under the caption "Federal Income Tax Considerations," while not purporting to discuss all tax matters relating to the Securities, based upon the Securities being treated as indebtedness, sets forth the material federal income tax consequences of the Securities, subject to the qualifications set forth therein.

        (xi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any U.S. federal or California, or under the General Corporation Law of Delaware, Delaware court or governmental authority or agency is necessary or required by the Company in connection with the due authorization, execution or delivery by the Company of the Purchase Agreement or the Indenture or for the performance by the Company of the transactions contemplated under the Prospectus or the Indenture, other than under the 1933 Act and the 1939 Act, which has already been made, obtained or rendered, as applicable, and other than as may be required under state or non-U.S. securities laws as to which no opinion need be rendered.

        (xii) The Registration Statement (including any Rule 462(b) Registration Statement) has been declared effective under the 1933 Act. The required filings of the Prospectus pursuant to Rule 424(b) have been made in the manner and within the time periods required by Rule 424(b). To our knowledge, no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

        (xiii) The Registration Statement (including any Rule 462(b) Registration Statement) and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial information derived from accounting records, included therein or omitted therefrom, and the Trustee's Statement of Eligibility on Form T-1, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder.

        (xiv) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (xv) To our knowledge, the execution, delivery and performance by the Company of its obligations under the Purchase Agreement, the Indenture and the Securities and the consummation by the Company of the transactions contemplated by the Purchase Agreement (including the issuance of the shares of Common Stock issuable upon conversion of the Securities) do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any Reviewed Agreement (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable U.S. federal or California law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any U.S. federal or California government, government instrumentality or court having jurisdiction over the Company or any of their respective properties, assets or operations. For purposes of this opinion, "Reviewed Agreements" are agreements that would be required to be filed as an exhibit to the Company's Annual Report on Form 10-K if such Annual Report was being filed for the first time as of the date of such counsel's opinion, as certified by the Company.

        (xvi) Each of the Senior Indenture and the Supplemental Indenture (collectively, the "Indenture") has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

        (xvii) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, assuming that the Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Securities), the Securities have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to benefits of the Indenture.

        (xviii)The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable, and no holder of such Common Stock is or will be subject to personal liability solely by reason of being such a holder.

        (xix) The issuance of the shares of Common Stock upon conversion of the Securities is not subject to any statutory preemptive or other similar rights of any security holder of the Company under the Company's charter, by-laws or any Reviewed Agreement.

        (xx) The Senior Indenture has been duly qualified under the 1939 Act.

        (xxi) The form of certificate to be used to evidence the Common Stock issuable upon conversion of the Securities complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

        (xxii) To our knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be filed or incorporated by reference as exhibits to the Registration Statement other than those filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

        Such counsel shall also have furnished to you a written statement (included in such written opinion or in a separate letter) to the effect that, although such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Closing Time, except as set forth in paragraphs (ix) and (x) above, such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and Prospectus and any such further amendments or supplements and such counsel has reviewed and discussed the contents of the Registration Statement and the Prospectus and any such further amendments and supplements with representatives of the Company, its auditors, you and your counsel, and on the basis of the information that such counsel gained in the course of this review and discussion, but without independent check or verification, no facts have come to such counsel's attention that caused it to believe (i) that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Closing Time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date or such Closing Time, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Time contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) that any amendment to the Registration Statement was required to be filed. Such counsel need not express any opinion to make any statement as to the financial statements and related schedules or other financial data derived from accounting records included in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto or with respect to the Statement of Eligibility and Qualification of the Trustee under the 1939 Act filed as an exhibit to the Registration Statement.

        Such counsel's opinions with respect to any documents being valid, binding or enforceable according to its terms may be qualified as to:


        (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally;

        (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

        (iii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitations or rights of acceleration, regardless of whether such validity and binding effect are considered in a proceeding in equity or at law.

Moreover, such counsel need express no opinion as to the validity, binding effect or enforceability of any provisions of the Indenture purporting to impose penalties or any increase in interest rate to the extent they constitute a penalty or are otherwise contrary to public policy.

        In rendering such opinion, such counsel may rely as to matters of fact on documents, certificates, corporate records, opinions and instruments as such counsel has deemed necessary or appropriate for purposes of this opinion. In addition, such counsel may state their opinion is limited to matters governed by the laws of the State of California, the General Corporation Law of the State of Delaware and the Federal law of the United States, and, as to the valid and binding nature of the Indenture and the Securities and the enforceability thereof as set forth in paragraphs (xvi) and (xvii), the laws of the State of New York.

        With respect to matters other than the laws of the State of California, the General Corporation Law of the State of Delaware and the Federal law of the U.S., and, as set forth in the preceding paragraph, the laws of the State of New York, such counsel may omit such opinions, provided that such opinions are provided by other counsel reasonably acceptable to the Underwriter.

                                   SCHEDULE A

                                 PURCHASE PRICE


                                $2,026,920,000.00

                                   SCHEDULE B

                          PARTIES TO LOCK-UP AGREEMENT



        David Kynaston

        Ko Nishimura

        Daniel Perez

        Ajay Shah

        Ken Tsai

        Susan Wang

        Walter Wilson

        Saeed Zohouri

                                   SCHEDULE C

                            AGREEMENTS TO BE AMENDED

1. Credit Agreement, dated as of April 30, 1997, among the Company and the banks party thereto, as amended.

2. Amended and Restated Lease Agreement, dated as of July 1, 1998, among the Company, Solectron Washington, Inc. and BNP Leasing Corporation ("BNP") and Amended and Restated Guaranty, dated as of July 1, 1998, by the Company in favor of BNP, in each case as amended.

3. Lease Agreement, dated as of October 20, 1998, among the Company, Solectron Georgia Corporation and BNP, as amended.

4. Participation Agreement, dated as of June 4, 1999, among the Company, Solectron South Carolina Corporation, Solectron California Corporation, SMART Modular Technologies, Inc., First Security Bank, National Association, as trustee, the lenders party thereto from time to time, and First Security Bank, National Association, as agent for such lenders, and certain agreements among such parties related thereto, in each case as amended.

5. Amended and Restated Lease Agreement, dated as of July 16, 1998, between BNP and Force Computers, Inc. and Amended and Restated Guaranty, dated as of July 16, 1998, by the Company in favor of BNP, in each case as amended.

6. Lease Agreement, dated as of September 6, 1994, between BP and the Company, as amended.